UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 26, 2016

APEX RESOURCES INC

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-207109	35-2529753
(Commission File Number)	(IRS Employer Identification No.)

Alytaus g.100, Varena, Lithuania

(Address of Principal Executive Offices) (Zip Code)

Phone: (775) 253-3921

(Registrant's Telephone Number, Including Area Code)

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) In mid-March the registrant's president received a telephone call from KCC & Associates notifying the company that they would no longer act as the company's independent registered public accounting firm. No resignation letter or notice in writing was received by the company. On April 26, 2016, the Board of Directors of the Registrant accepted the verbal resignation of KCC & Associates. The Board of Directors of the Registrant approved the verbal resignation of KCC & Associates. The report of KCC & Associates on the Company's financial statements for the year ended June 30, 2015 or subsequent interim periods did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Registration Statement on Form S-1 for the fiscal year ended June 30, 2015 included a going concern qualification.

There were no disagreements with KCC & Associates whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KCC & Associates' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that KCC & Associates furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as Exhibit 16.

b) On April 26, 2016, the registrant engaged Monte C. Waldman, CPA as its independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, the registrant has not consulted Monte C. Waldman, CPA regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)	Not Applicable.

b)	Not Applicable.

c)	Exhibit 16 – Letter from KCC & Associates

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016	By:	/s/ Tadas Dabasinskas
	Name:	Tadas Dabasinskas
	Title:	President